EXHIBIT 10.2

* CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

ORANGE
PURCHASE
AGREEMENT (“Agreement”)

Agreement Date: March 20, 2020      Agreement Number: R514

Agreement between ALICO, INC. (“Supplier”) and Tropicana
Manufacturing Company, Inc. (“Tropicana”)

Recitals
1.Supplier grows oranges for the production of orange juice and Tropicana is in the business of processing oranges for juice.
2.    Tropicana requires a consistent supply of oranges at an agreed upon price so that it can confidently commit to the production of orange juice.
3.    Supplier seeks assurances that its production of conforming oranges will be purchased by a financially capable purchaser at an agreed upon price.
4.    It is in the mutual best interests of the Supplier and Tropicana that they be able to plan on the purchase and sale of oranges produced by Supplier at a price agreed upon in advance.
5.    Both parties agree that the price agreed upon in this Agreement is fair. They acknowledge that due to market conditions this price at any time may be higher or lower than the market price. However, they are willing to agree to a price so that they can plan for stability.
NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:
Agreement

1.	Purchase and Sale.
(a)    During the Term of this Agreement, and subject to the terms and conditions herein described, Supplier agrees to sell and Tropicana agrees to purchase all of the acceptable oranges (as described in Section 4) of the Hamlin, Vernia, Parson Brown, Pineapple and Valencia variety grown in the groves identified on Schedule A attached to this Agreement (“Groves”). Groves, when used herein, shall be deemed to include the land on which trees are growing and does not only mean the trees growing on the land.

(b)    It is anticipated that the Groves will produce approximately [***] boxes of Hamlin, [***] boxes of Vernia, [***] boxes of Pineapple, [***] boxes of Parson Brown and [***] boxes of Valencia oranges for the entire Term as follows:
VARIETY                    BOXES PER CROP YEAR

	2020/2021	2021/2022	2022/2023	2023/2024
Hamlin	[***]	[***]	[***]	[***]
Parson Brown	[***]	[***]	[***]	[***]
Pineapple	[***]	[***]	[***]	[***]
Vernia	[***]	[***]	[***]	[***]
Valencia	[***]	[***]	[***]	[***]

(c)    This approximate volume is for planning purposes only. For the avoidance of any doubt, Supplier’s and Tropicana’s obligations hereunder shall not be based upon the estimated volume of oranges. Supplier’s obligation under this Agreement is to deliver the actual volume of acceptable oranges produced by the Groves.
(d)    Except as set forth in this Agreement or as otherwise mutually agreed to in writing by Tropicana and Supplier, Supplier shall not sell to Tropicana oranges grown elsewhere than the Groves nor shall it sell oranges grown in the Groves to parties other than Tropicana. Either action shall be a default hereunder.
(e)    Supplier may sell or purchase up to [***] of the total acreage listed in this Agreement each Crop Year during the Term, without the consent of Tropicana. Supplier will notify Tropicana in writing of any acreage sold or purchased by October 1st of each Crop Year. Any sale or purchase by Supplier of any acreage after October 1st will be applied to the following Crop Year and will not affect Supplier’s obligations for the current Crop Year unless agreed to in a writing signed by both parties. Acreage that is being sold pursuant to this Section 1(e) shall, upon its transfer from Supplier to a third party, be removed from the operation and effect of this Agreement. Similarly, acreage that is being purchased pursuant to this Section 1(e) shall, upon its purchase by Supplier from a third party, become a part of this Agreement and be considered and treated as part of the Groves.

2.    Term. The Term of this Agreement (“Term”) will be from October 1, 2020 through July 31, 2024. The parties agree to discuss the possibility for renewal of the Agreement by the end of the 2022/2023 crop year. If mutually agreed upon in a writing signed by both parties, the Agreement will be extended for another 2 crop years commencing with crop year 2024/2025 at 2023/2024 contract pricing and Terms.
3.    Pricing. The gross price per pound of soluble orange juice solids for oranges delivered under this Agreement will be as follows:
For Seasons 2020/2021, 2021/2022, 2022/2023, 2023/2024:

The gross price per pound of soluble orange juice solids (“pound of solids”) for fruit delivered under this agreement shall be as follows:

Seasons	Hamlin/Pineapple/PB	Valencia/Vernia
2020/2021 – [***]	[***]	[***]
2021/2022 – [***]	[***]	[***]
2022/2023 – [***]	[***]	[***]
2023/2024 – [***]	[***]	[***]

Plus the rise to the season average Florida Department of Citrus Post FASS Crop Estimate Price. The Early-Mid price will be published by the FDOC as a final season average in March or April of each crop year, and the Valencia price will be published in July or August of each year. Tropicana will pay the rise, if any is due, within 30 days after the publication of the E/Mid price and the Valencia price respectively. Vernia will be paid at the Valencia rise price.

This rise will be capped as follows:

Seasons	Hamlin/Pineapple/PB	Valencia and Vernia
2020/2021 – [***]	[***]	[***]
2021/2022 – [***]	[***]	[***]
2022/2023 – [***]	[***]	[***]
2023/2024 – [***]	[***]	[***]

For the 2020/2021 and 2021/2022 Seasons only:

[***]

Based on calculation above, the final price will not be less than ([***]):

Seasons	Hamlin/Pineapple/PB	Valencia/Vernia
2020/2021 – [***]	[***]	[***]
2021/2022 – [***]	[***]	[***]

[***]

Based on calculation above, the Final price will not be greater than ([***]):

Seasons	Hamlin/Pineapple/PB	Valencia/Vernia
2020/2021 – [***]	[***]	[***]
2021/2022 – [***]	[***]	[***]

For the 2022/2023 and 2023/2024 Seasons only:
[***]
Refer to Schedule C for Example of [***] Calculation.

4.	Standards of Acceptable Oranges:
(a)    Tropicana is not required to accept any oranges that do not meet the following minimum standards of quality:

•	Round juice oranges

•	Pass all applicable government inspections

•	[***] minimum diameter

•	[***] degree brix or higher

•	Minimum brix to acid ratio of [***]

•	Maximum brix to acid ratio of [***]

•	Meet all warranties contained in this Agreement
(b)    Tropicana will not be required to accept any oranges that are not identified in Schedule A. Tropicana will not be required to accept any Ambersweets, Robles, Murcotts, Tangelos or Navel oranges, and, except as set forth in the immediately following paragraph, will not be required to accept any fruit that does not meet the standards of quality set forth herein.
(c )    Tropicana shall allow Supplier [***] to be outside of the above stated minimum standards for ratio and brix requirements with no discount for these loads. [***] shall be purchased by Tropicana (so long as such fruit meets the minimum state standards), but Tropicana may discount the price paid by [***] cents per pound solid for [***] with (i) a [***] degree brix or lower, (ii) a minimum brix to acid ratio of [***] or lower or (iii) a maximum brix to acid ratio of [***] or greater.

(d)    Supplier will use best harvesting practices and minimize trash in loads, whether mechanically picked or hand picked. Tropicana will not be required to accept any loads of oranges containing excessive trash or debris, including, but not limited to, bottles, cans, limbs, branches and rocks. The oranges delivered to Tropicana’s processing plants will be graded by Tropicana. Tropicana will determine the culling rate applicable to such oranges; provided that such culling rate shall be determined in the manner described in Schedule E attached hereto or as otherwise mutually agreed to by Tropicana and Supplier.
(e)    PepsiCo is a global company with global use for the oranges we buy. Therefore, Grower agrees that in addition to following all local, state and federal guidelines for pesticide usage, Grower will not use any pesticide containing chlorpyrifos in the groves. PepsiCo reserves the right to monitor pesticide compliance, including testing of oranges purchased. In addition, as new pesticides are added to banned lists by regulatory agencies outside the United States that are used for the growing of citrus in Florida and may impact the commercial viability of products derived from citrus, Grower agrees to work with PepsiCo to identify a mutually agreeable solution to discontinue, replace or segregate the use of the specific pesticide(s).

5.	Determination of Type and Quality of Oranges Received:
Any determination as to classification or quantity of oranges received, or as to pounds of solids will be as reported by daily tests made by authorized government inspectors, stationed at Tropicana or at the plant to which Tropicana has directed delivery to be made.

6.	Picking and Delivery of Oranges:
(a)    Fruit will be delivered to Tropicana’s plant in Bradenton and Fort Pierce or such other place as Tropicana may designate. Delivery will be at the sole cost and expense of Supplier.
(b)    The fruit is to be picked by Supplier and delivered by Supplier to a Tropicana processing plant or to a processing plant designated by Tropicana at the sole cost of Supplier. Tropicana shall have the unrestricted right to determine hours of operation, including the dates of opening and closing its processing plants. [***] If Tropicana designates a processing plant closer to the grove where the fruit being delivered was harvested than Tropicana’s closest processing plant, then Supplier shall, within sixty (60) days after demand therefore by Tropicana, reimburse Tropicana for the savings in hauling expense realized by Supplier in delivering the fruit to such other closer processing plant. The Tropicana processing plant closest to each grove is listed in Schedule D.
(c)    Hauling expenses for the purpose of the reimbursements pursuant to section 6(b) above will be determined by using Schedule D. This calculation sheet will be updated each season by October 30 for E/Mids and Feb 1 for Valencia oranges.
(d)    On or before October 1st of each year this Agreement is in effect, Supplier shall provide, either in writing or by similar electronic communication, to Tropicana an estimated number of weight boxes of E/Mid oranges and of Valencia oranges (a “Box” defined as ninety pounds of unprocessed Oranges), which Supplier anticipates selling to Tropicana under this Agreement during the upcoming Crop Year. Such estimates are for the convenience of the parties and are neither maximums nor minimums to be delivered by Supplier or purchased by Tropicana, it being understood that the actual volumes shall be determined solely by actual production from the Groves, and that Supplier’s failure to provide such estimates does not negate Tropicana’s obligation to purchase nor Supplier’s obligation to deliver the Oranges produced by the Groves.
(e)    Supplier understands and agrees that in the event of a natural calamity (including but not limited to, freeze, drought, flood or storm) or climate conditions that are causing abnormal fruit drop, other suppliers under agreement with Tropicana may make demands on Tropicana for fruit processing that exceed Tropicana’s processing capabilities. In such event, Tropicana shall have the right to allocate deliveries subject, however, to the following:
(i)    [***]

(f)    No oranges will be delivered after July 15 of any growing season or such date established by Tropicana and communicated to Supplier at least fourteen (14) days prior to such date, without the written consent of Tropicana.

7.	Representations and Warranties:
Supplier hereby represents and warrants to Tropicana that during the term of this Agreement:
(a)    The oranges delivered by Supplier will be of good, wholesome, merchantable and marketable quality for oranges purchased for juice processing, as those terms are used in the citrus industry, and will not be oranges that have been genetically modified using recombinant DNA technology.
(b)    The quality of the oranges will meet all applicable federal and state laws and regulations, including, but not limited to, requirements that residues of fertilizers, pesticides, and other chemicals do not exceed federal or state limits and that required waiting periods following application of such chemicals have expired before delivery of the oranges to Tropicana.
(c)    Supplier will sell only oranges grown in the Groves to Tropicana.
(d)    Without the prior written consent of Tropicana, Supplier has not and will not, sell, or agree to sell, oranges that are subject to this Agreement to anyone other than Tropicana.
(e)    Supplier owns or controls the Groves and warrants good title to the oranges produced from the Groves. The oranges produced from the Groves are free from liens and encumbrances.
(f)    Supplier has full power, right and authority to enter into this Agreement and to sell and deliver oranges in accordance with this Agreement.
(g)    The individuals signing this Agreement on behalf of Supplier represent they have full authority to do so.
(h)    Supplier has all necessary powers and all federal, state and local licenses and permits, including, without limitation, water and environmental permits, necessary to own or control and cultivate the Groves and to perform its obligations under this Agreement.
(i)    Supplier and Supplier’s labor contractor(s) are in compliance with all local, state and Federal labor and employment laws, including, but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment

Act, the Americans with Disabilities Act, the Fair Labor Standards Acts, the Work or Adjustment Retraining and Notification Act, the Occupational Safety and Health Act of 1979, as amended, Executive Order 11246, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Alfredo Bahena Act of 2004, and the Florida Agricultural Worker Safety Act of 2004, and any rules and regulations relating to said laws.
(j)    SUPPLIER CODE OF CONDUCT – This Agreement will be subject to and Supplier will adhere to PepsiCo’s Global Supplier Code of Conduct, available at:
http://www.pepsico.com/Purpose/Responsible-Sourcing
http://www.pepsico.com/SupplierCodeofConduct, as amended from time to time.
(k)    RAW MATERIAL QUALITY & FOOD SAFETY POLICY - Supplier will comply with PepsiCo, Inc.’s Raw Material Quality & Food Safety Policy attached hereto as Schedule B, as amended from time to time.
(l)     All oranges which Supplier provides will at all times meet the Standards of Acceptability contained in Section 4 of this Agreement.

8.	Taxes and Other Charges:
(a)    Any Federal, State (including Florida Citrus Commission or Florida Department of Citrus), local or other tax or charge of any nature levied against oranges or juice from oranges processed by Tropicana will be paid by Supplier.
(b)    Tropicana has the right to deduct unloading fees and regrading charges, as determined by Tropicana, in accordance with customary industry standards and practices.

9.	Force Majeure:
(a)    In the event of freeze, hurricane or other Act of God, fire, governmental law, directive or regulation or any contingency beyond the reasonable control of the affected party, (“Force Majeure”), the affected party will use commercially reasonable efforts to continue timely performance of its obligations under this Agreement. If even with such commercially reasonable efforts the affected party cannot perform its obligations hereunder, the affected party will be relieved of the prorated portion of its obligations hereunder during the period of time the affected party cannot perform its obligations. However, no party will be given relief hereunder if its negligence or misconduct materially contributed to its inability to perform its obligations.
(b)    If Tropicana is the affected party, it will notify Supplier the volume of oranges Supplier may sell elsewhere.

(c)    If Supplier is the affected party, Supplier will notify Tropicana as soon as Supplier has a reason to anticipate that its performance will be hindered by a Force Majeure event. If Force Majeure impairs the ability of Supplier to cultivate and produce oranges, it will use its best efforts thereafter to cultivate and produce oranges to at least the level of production prior to the incidence of Force Majeure as soon as possible.

10.	Termination:
This Agreement may be terminated:
(a)    By the mutual consent of Supplier and Tropicana documented in a writing signed by both parties; or
(b)    By either Tropicana or Supplier if there has been a breach of the other’s representations, warranties, covenants, agreements or obligations hereunder which breach is not cured within ten (10) days after receiving written notice thereof. No opportunity to cure need be given if the default, by its nature, is not capable of being cured.

11.	Indemnity:

Each party hereby agrees to indemnify, defend and hold harmless the other party, its officers, employees, directors, shareholders, affiliates, subsidiaries, parents, customers, contractors, and/or agents against any and all claims, liabilities, damages, loss, penalties, costs and/or other expense of any kind whatsoever which may result or arise from any breach of this Agreement, or any violation of law, or any negligent act or omission or willful misconduct, on the part of the indemnifying party and/or its employees or agents; provided, however, that a party shall not be required to indemnify, defend or hold harmless the other party against any such matters which arise out of the negligence or willful acts or ommissions of such other party and/or its agents.

12.	Insurance:
Without limiting any other obligation or liability of Supplier under this Agreement, Supplier agrees that upon execution of the Agreement and throughout its entire effective period, Supplier will procure and maintain insurance coverage, at its sole cost and expense, with limits and conditions not less than those specified below.

(a)Commercial General Liability Insurance, written on an occurrence form, including but not limited to premises-operations, broad form property damage,

products/completed operations, contractual liability, independent contractors, personal injury and advertising injury and liability assumed under an insured contract, with limits of at least $1,000,000 per occurrence and $2,000,000 general aggregate and products/completed operations aggregate of $2,000,000.
(b)Worker’s Compensation Insurance with benefits afforded under the laws of the state in which the services are to be performed and Employers Liability insurance with minimum limits of $1,000,000 for Bodily Injury – each accident, $1,000,000 for Bodily Injury by disease – policy limit and $1,000,000 for Bodily Injury by disease – each employee. Supplier is required to carry this insurance regardless of eligibility for waiver or exemption of coverage under state statute, however a qualified self-insured is acceptable or Supplier may maintain an Occupational Accident Policy where allowed by law.
(c)Business Automobile Liability Insurance including coverage for owned, hired, and non-owned vehicles with a combined single limit including bodily injury and property damage of not less than $1,000,000 each accident.
(d)Excess Liability (Umbrella) Insurance with a minimum limit of $2,000,000 per occurrence. This policy will provide excess limits for the General Liability, Employer’s Liability and Automobile Liability policies and follow form or be at least as broad in coverage.
(e)General Requirements
i.Supplier’s purchase of insurance will not in any way limit Supplier’s liability under this agreement. All coverage must be written on an occurrence basis and must be maintained without interruption from the date of this agreement until the date of termination of this agreement. All coverage will be primary and non-contributory to any other insurance available to Tropicana.
ii.Should any of the above described policies be cancelled before the expiration date thereof, the Supplier or Supplier’s representative will mail thirty (30) days written notice to the certificate holder.
iii.The policies will be written with insuring company(ies) with AM Best financial strength ratings of “A” or higher and financial size categories of “VII” or greater.
iv.The policies listed in subsections (a), (c) and (d) will list Tropicana and its subsidiaries, affiliates, directors, officers, employees, partners and agents as additional insured.
v.The policies listed in subsections (a), (b), (c) and (d) will contain waiver of subrogation in favor of Tropicana.

vi.The coverage amounts set forth above may be met by a combination of underlying and umbrella policies so long as in combination the limits equal or exceed those required.
vii.Supplier and any subcontractors will provide Tropicana with certificates of insurance evidencing the insurance required within prior to commencing any work.
viii.Supplier will require its subcontractors to maintain coverage not less than those specified above to include listing Tropicana and its subsidiaries, affiliates, directors, officers, employees, partners and agents as additional insured and waiver of subrogation in favor of Tropicana on the policies listed under subsections (a), (b), (c) and (d).
ix.Furnishing acceptable evidence of insurance as required hereunder will not relieve Supplier or any subcontractor from any liability or obligation for which it is otherwise liable under the terms of this contract, nor is liability limited to the amount of this contract.

13.	Remedies in Certain Cases:
Due to the variable, uncertain, and unstable nature of citrus markets, and supply of oranges, Supplier and Tropicana recognize and agree that a default or a breach in certain of Supplier’s obligations hereunder will result in damages that are uncertain and not easily susceptible to proof. It is the intent of Supplier and Tropicana to liquidate damages in advance of any such default or breach. Accordingly, if Supplier fails to deliver the oranges to Tropicana, Supplier will pay as liquidated damages and not a penalty, and Tropicana will have the right of set off against any monies owed Supplier for the greatest of:

(i)	the sum of [***] per ninety (90) pound box of oranges not delivered to Tropicana;

(ii)	[***] of the price, or equivalent other consideration received by Supplier for the transfer, assignment, sale, or delivery of oranges to anyone other than Tropicana; or

(iii)	the difference between the gross price per pound solid under this Agreement, and the gross price per pound solid of oranges procured by Tropicana to replace the oranges not delivered to Tropicana.
In addition to liquidated damages, Tropicana will have the right to terminate this Agreement. In the event of termination, compensation for all oranges that Tropicana would have received from Supplier, up to the approximate volume set forth in Section 1(b), for the remainder of the Term, will be included as liquidated damages.

14.	Governing Law; Venue:
(a)    This Agreement will be governed by and construed in connection with the laws of the State of Florida without regard to conflict of laws principles.
(b)    Tropicana and Supplier agree that should legal action be brought to enforce the terms of this Agreement, the state and federal courts in Bradenton, Manatee County, Florida have exclusive jurisdiction. It is also agreed that should either party be required to bring legal action to enforce the terms of this Agreement, the prevailing party will be entitled to its reasonable attorney’s fees, together with all costs and expenses of litigation, up to and including appeals.

15.	Assignment; Successors; Sale of Groves:
(a)    This Agreement may not be assigned by either party without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.
(i)    Notwithstanding the foregoing, Tropicana may without such prior written consent assign this Agreement to PepsiCo, Inc. or any of its divisions, subsidiaries, or affiliates, and Supplier may without such prior written consent assign this Agreement to any of its wholly-owned divisions, subsidiaries, or affiliates. An assignee pursuant to this subsection 15(a)(i) must agree in writing to be bound by all terms and conditions of this Agreement, and the assignor shall remain bound by those same terms and conditions unless released in writing by the other party to this Agreement.
(b)    Supplier shall not grant or allow any entity (i) to obtain control or majority voting interest over Supplier without Tropicana’s prior written consent, not to be unreasonably withheld or delayed, or (ii) that is owned or controlled by, or is a supplier of orange juice to the Coca-Cola Company, Coca-Cola Enterprises, Inc., Florida’s Natural Growers, or an entity in the orange juice liquid refreshment business, or any of their respective divisions, subsidiaries or affiliated entities, to obtain control or majority voting interest over Supplier. A breach of this subsection shall give Tropicana the right to immediately terminate this Agreement, without prejudice to any of Tropicana’s rights and remedies hereunder.
(c)    For purposes of interpreting and enforcing this Agreement, if Tropicana assigns this Agreement, Tropicana’s assignee shall thereupon have the rights and obligations granted to and imposed on Tropicana under this Agreement, and the use of the word “Tropicana” in this Agreement shall thereafter be a reference to Tropicana’s assignee. If Supplier assigns this Agreement or sells the Groves or a portion thereof and this Agreement remains in effect as to the portion sold, Supplier’s permitted assignee or transferee, as the case may be, shall thereupon have the rights and obligations granted to and imposed on Supplier under this Agreement, and the use of the word “Supplier” in this Agreement shall thereafter be a reference to Supplier’s assignee or transferee; provided, however, the foregoing provisions shall not apply to a transfer of Groves sold by Supplier pursuant to the terms of Section 1(e) of this Agreement in which case such acreage sold pursuant to Section 1(e) shall, upon its transfer from Supplier to a third party, be removed from the operation and effect of this Agreement. Except for an assignment pursuant to Section 15(a)(i), an assignment made in accordance with the terms of this Agreement shall release the assignor from any further obligations under this Agreement, provided that the assignee has agreed in writing to be bound by all terms and conditions of this Agreement.

16.	Notice:
All notices will be in writing and will be deemed to have been given when served personally or upon the date of delivery when sent by a nationally recognized overnight courier. Notices to Tropicana will be sent to:
Tropicana Products, Inc.
1001 13th Avenue East
Bradenton, Florida 34208
Attention: Sr. Director - Fruit Procurement

With a copy to:
PepsiCo Law Department
700 Anderson Hill Road
Purchase, NY 10577
Attn.: Sr. Legal Director, Global Procurement

Notices to Supplier will be sent to:

Alico Inc.
10070 Daniels Interstate Court
Suite 100
Fort Myers, FL 33913
Attn: John E. Kiernan, President and CEO

17.	Conformance With Applicable Laws:
(a)    Supplier will comply with all applicable federal and state laws and regulations, including but not limited to, the rules and regulations of the office of Federal Contract Compliance Programs, including those relating to Equal Employment Opportunity, the Rehabilitation Act of 1973 and the Vietnam Era Veteran’s Readjustment Assistance Act of 1974 each of which is incorporated herein by reference.
(b)    EQUAL EMPLOYMENT OPPORTUNITY LAWS – Tropicana and Supplier will abide by the requirements of 41 CFR §§ 60-1.4(a), 60-300.5(a) and 60-741.5(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity or national origin. Moreover, these regulations require that Tropicana and Supplier take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, protected veteran status or disability.

18.	Sustainable Agriculture Requirements:
Supplier must maintain verification in PepsiCo’s Sustainable Farming Program (“SFP”), or demonstrate compliance with an equivalent PepsiCo-approved sustainable farming program. In the event Supplier is not SFP verified, they must be working toward compliance, and provide a timeline approved by Tropicana.
19.    Binding Effect:
This Agreement will be binding upon Tropicana only after it has been executed by one of Tropicana’s authorized representatives.

20.	Confidentiality:
Supplier and Tropicana will keep strictly confidential the terms of the Agreement and all disclosures made by the other containing business or technical information relating to the subject matter hereof and to the operation of each other's business and the businesses of its affiliates (“Confidential Information”), and will neither disclose such Confidential Information to anyone else nor use it for the receiving party’s separate benefit without the other party’s prior written consent. The parties will use such Confidential Information solely for the purpose of performing their respective obligations under the Agreement and not for the benefit of any other party. The Confidential Information will be disclosed only to each party’s employees or representatives having a need-to-know the information for performance under this Agreement. The confidentiality and non-use obligations under this Agreement will not apply to information that (1) was in possession of the recipient party at the time of disclosure and was not acquired directly or indirectly from the other party, (2) was in the public domain at the time of disclosure through no fault of the recipient party, (3) becomes part of the public domain after disclosure through no fault of the recipient party, (4) is obtained by the recipient party after the disclosure from a third party who is to the best of the recipient party’s knowledge lawfully in possession of the information and is not subject to an obligation to treat the information as confidential, or (5) was subsequently developed by the receiving party independent of the disclosure or (6) is reasonably necessary to be disclosed to comply with applicable federal, state or local law, regulation (including regulations promulgated by the U.S. Securities and Exchange Commission) or a valid order issued by a court or governmental agency of competent jurisdiction.
(a)    In addition to the foregoing obligations of confidentiality, neither party will use the other party’s name(s), trademarks or trade dress in any sales or advertising material without the other party’s prior written consent.
(b)    The parties acknowledge that the obligations of confidentiality and non-use set forth in this Section will survive the termination or expiration of this Agreement.

21.	Global Information Security Requirements:
Supplier will adhere to the following PepsiCo, Inc. Global Information Security Policy:

1)	Notification of security breaches - Supplier will inform PepsiCo in a timely manner regarding any breaches that may impact PepsiCo or the integrity of PepsiCo’s data.

2)
Right to perform assessment - by request or upon significant changes to the relationship, Supplier will accommodate PepsiCo’s information security assessments by providing information/documentation on related policies and practices.

3)
Adherence to security practices - Supplier and its sub-contractors will adhere to industry acceptable practices regarding security policies/ guidelines/ standards (including physical security, onboarding and off-boarding resources, etc.).

4)	Timely response to vulnerabilities - Supplier will remediate, within industry best practice time lines, security vulnerabilities that may impact PepsiCo.

5)	Communication of significant changes - Supplier will inform PepsiCo in a timely manner of major changes in its data environment that may impact PepsiCo.

6)
Access to Personal Information (PI) - Supplier will notify PepsiCo of any access it will have to Personal Information (PI). “Personal Information” means PepsiCo data that relates to or can be attributed to an identified or identifiable natural person and/or information concerning an identified or identifiable natural person that is protected by applicable laws.

22.	Entire Agreement; Waivers; Amendments or Modifications; Recitals:
This Agreement and its Schedules constitute the entire agreement of the parties hereto and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with regard to the subject matter herein. No waiver of the provisions of this Agreement will be deemed or will constitute a waiver of any other provisions, nor will any waiver constitute a continuing waiver. This Agreement may not be supplemented, altered, modified or amended or otherwise changed except in a writing that refers specifically to this Agreement and is signed by both parties. The course of dealing or course of performance between the parties hereto will not commit either party to duties or obligations which are not expressly stated by this Agreement. The Recitals and Schedules to this Agreement are incorporated herein.

23.	Counterparts and Signatures:
This Agreement and any amendments thereto may be signed in counterparts, each of which will be deemed an original and which will together constitute one Agreement. The parties expressly accept that electronic signatures as recognized under applicable law will be deemed original signatures and will have the same validity and effect.
[signatures appear on the following page]

ALICO, INC. By: /s/ John E. Kiernan__ _Date: 5/15/20__________ John E. Kiernan, President and CEO
Print Name: _John E. Kiernan________________________
Address:___10070 Daniels Interstate Court, Fort Myers, FL

TROPICANA MANUFACTURING COMPANY, INC.:
By:_/s/ William S. Poulton_____Date:_5/18/20 _________ William S. Poulton Sr. Director, Global Procurement
By: _/s/ Robert E. Wertz_______Date:_5/18/20 __________ Robert E. Wertz Sr. Manager, Global Procurement

SCHEDULE A - DESCRIPTION OF GROVES

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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SCHEDULE B

PEPSICO, INC.’S RAW MATERIAL QUALITY & FOOD SAFETY POLICY

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIALAND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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SCHEDULE C
EXAMPLE OF [***] CALCULATION

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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SCHEDULE D

DESIGNATED PLANT AND HAUL EXPENSES

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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SCHEDULE E
Cull Rate Description

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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